UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2005

Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174	14-1160510
(Commission File No.)	(I.R.S. Employer Identification No.)

New York
(State or other jurisdiction of incorporation or organization)

47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 7, 2005, Warwick Valley Telephone Company (the “Company”) entered into an agreement with Mr. Larry Drake, the Company’s former Vice President of Operations and Technology, whose position, as previously reported, was phased out on July 13, 2005. Under this agreement, Mr. Drake will receive a separation benefit of $98,863.97, which is equivalent to seven months’ pay (one month for each year of service) as well as a supplemental separation benefit of $153,962.29. Mr. Drake will also be permitted to retain certain office equipment and related benefits. A press release regarding the Company’s agreement with Mr. Drake is filed herewith as Exhibit 99.1 and incorporated in this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1 Press Release entitled “WVT Enters Into Agreement with Former VP”, dated September 9, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)
Date: September 9, 2005	By:	/s/ Herbert Gareiss, Jr.
		Name:	Herbert Gareiss, Jr.
		Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled “WVT Enters Into Agreement with Former VP”, dated September 9, 2005.